                                                                   Exhibit 10.15








                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              CREDITRUST SPV2, LLC






                            Dated as of June 17, 1998





       THE UNITS OF LLC INTEREST DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933
       ACT") OR UNDER THE SECURITIES LAWS OF THE STATE OF DELAWARE OR ANY
        OTHER JURISDICTION (THE "STATE ACTS"). CONSEQUENTLY, UNITS IN THE
      COMPANY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED
      OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
                THE 1933 ACT, THE STATE ACTS AND THIS AGREEMENT.

===============================================================================

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              CREDITRUST SPV2, LLC

===============================================================================


         THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement"), dated as of June 17, 1998, is made and executed by Creditrust Corporation, a Maryland corporation ("Creditrust"), as the initial member.


                             PRELIMINARY STATEMENTS:

         Creditrust Corporation, a Maryland corporation ("Creditrust"), has caused Creditrust SPV2, LLC (the "Company") to be formed as a limited liability company under the laws of the State of Delaware for the purposes set forth herein. Creditrust desires to enter into this Agreement in order to establish the manner in which the business and affairs of the Company shall be managed and to determine the respective rights, duties and obligations of the members of the Company.


         NOW THEREFORE, Creditrust hereby declares that the Limited Liability Company Agreement of the Company shall be as follows:

                                    ARTICLE I


                       FORMATION; NAME; REGISTERED OFFICE;
                                  PURPOSE; TERM


                             Section 1.1 Formation.

         Creditrust has caused Creditrust SPV2, LLC to be formed as a limited liability company under the Delaware Limited Liability Company Act, 6 DEL. C. ss. 18-101, et seq. (the "LLC Act").


         Section 1.2 Registered Office and Registered Agent; Principal Office and Chief Executive Office.

         A. The initial address of the registered office of the Company in the State of Delaware and the name and address of the initial resident agent of the Company in the State of Delaware are as set forth in the Certificate of Formation (as defined below).

         B. The principal office and chief executive office of the Company shall, at all times during the term of the Indenture (as such term is defined below) be maintained in the State of Maryland. The present address of the principal office and chief executive office of the Company in the State of Maryland is 7000 Security Boulevard, Baltimore, Maryland 21244.


         Section 1.3 Purpose.

         The purposes for which the Company is formed and the business and objects to be carried on and promoted by it are limited solely to the following:


                  (1) To purchase or otherwise acquire from Creditrust, pursuant to the terms of a Receivables Contribution Agreement by and between the Company and Creditrust substantially in the form attached hereto as Exhibit A (the "Receivables Contribution Agreement"), own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with certain pools of receivables (including, among others, consumer loan receivables generated on credit card accounts, medical accounts and installment accounts), identified in the Receivables Contribution Agreement (collectively, the "Receivables");


                  (2) To authorize, issue, hold, retain an interest (including a subordinated or ownership interest) in, sell, deliver or otherwise deal with notes or other obligations secured by the Receivables ("Receivables-Backed Notes") and, in connection therewith, to pledge or otherwise grant security interests in the Receivables, and any other assets as determined by the Company's Board of Managers;


                  (3) To act as settlor or depositor of a trust formed to issue a series of Receivables-Backed Notes secured by the Receivables designated as the 6.43% Creditrust Receivables-Backed Notes, Series 1998-1;


                  (4) To use proceeds of the sale of Receivables-Backed Notes in connection with the funding or acquisition of Receivables, the funding of reserve accounts or other credit enhancement vehicles, the payment of various expenses associated with the issuance of Receivables-Backed Notes and for general company purposes (including, without limitation, for distribution to the members) and to arrange for and enter into agreements providing for credit enhancement of the Receivables-Backed Notes or other evidences of indebtedness of the Company;


                  (5) To transfer, pledge or assign the rights to any amounts remitted or to be remitted to the Company under an indenture, pooling and servicing agreement, trust agreement or other agreement entered into by the Company in connection with the issuance of the Receivables-Backed Notes by the Company or by any trust or other entity established by the Company for such purpose;

                  (6) To hold or make such interim investments as may be required by the applicable nationally recognized statistical rating agency or agencies to be pledged by the Company as a condition to receiving the desired rating on any obligations issued by the Company pursuant to paragraph (2) of this Section 1.3, plus any investment income on such investments, with such investments to include any investments permitted under any indenture pursuant to which the Company (or any trust or other entity) shall issue Receivables-Backed Notes; and


                  (7) To enter into agreements that provide for the administration, servicing and collection of amounts due on such Receivables.


The Company shall not engage in any activity other than those necessary for, incident to, connected with or arising out of the purposes stated in this
Section 1.3, nor shall the Company incur any indebtedness (other than indebtedness imposed by and owed to any governmental entity), except for indebtedness connected with or arising out of the purposes stated in this
Section 1.3.


         Section 1.4 Certificate of Formation.

         Creditrust has caused a certificate of formation of the Company (the "Certificate of Formation") to be executed by an authorized person and filed for record with the Delaware Secretary of State as of the date of this Agreement, a copy of which is attached hereto as Exhibit B. The Officers and Managers shall take all necessary action to maintain the Company in good standing as a limited liability company under the LLC Act, including (without limitation) the filing of any certificates of correction, articles of amendment and such other applications and certificates as may be necessary to protect the limited liability of the Members and to cause the Company to comply with the applicable laws of any jurisdiction in which the Company owns property or does business.


         Each Member, by his or its signature below or by its acquiring Units and agreeing to be admitted to the Company as a Member, hereby accepts and agrees to be bound by each and all the provisions of the Certificate of Formation.


         Section 1.5 Term.

         The term of the Company commenced on the date that the Certificate of Formation was filed and received by the Secretary of State of the State of Delaware. The Company shall have perpetual existence; provided, however, that the Company may be dissolved in accordance with Section 6.1 of this Agreement.

         Section 1.6       Tax Characterization.

         At all times during which the Company has only one Member, the Company shall, for federal and state income tax purposes, be disregarded as a separate entity such that all the assets and liabilities of the Company shall be treated as the assets and liabilities of its sole Member. At all times during which the Company has two or more Members, the Company shall, for federal and state income tax purposes, be classified as a partnership rather than an association taxable as a corporation. Each Member, by its execution or acceptance of this Agreement, covenants and agrees that it will file its own federal and state income and other tax returns in a manner that its consistent with the Company being classified as a partnership and will not take any action which is inconsistent with the classification of the Company as a partnership.


                                   ARTICLE II


            MEMBERS; INTERESTS IN THE COMPANY; CAPITAL CONTRIBUTIONS


         Section 2.1 Members and Capital Contributions

         A. As of the date hereof, Creditrust Corporation, a Maryland corporation ("Creditrust") is the sole Member of the Company.


         B. Pursuant to the terms of a Receivables Contribution Agreement to be entered into by and between the Company and Creditrust Corporation substantially in the form attached hereto, Creditrust shall transfer and assign to the Company, as a capital contribution to the Company, certain Receivables, consisting of (i) a pool of Receivables to be purchased by Creditrust from Heartland Bank, a federally chartered savings association ("Heartland"), pursuant to a Receivables Purchase Agreement by and between Creditrust and Heartland (the "Heartland Purchase Agreement"), which Receivables had previously been purchased by Heartland from Citibank, N.A. (such pool of Receivables is hereinafter referred to as the "Citibank Receivables") and (ii) certain other Receivables owned by Creditrust. In exchange for such transfer and contribution, the Company will issue (1) to Creditrust all the Units in the Company, other than the sole Class B Unit (as defined below) in the Company and (2) to Heartland, at the direction of Creditrust pursuant to the Receivables Contribution Agreement, the sole Class B Unit in satisfaction of certain obligations of Creditrust to Heartland under the Heartland Purchase Agreement.


         C. Simultaneously with the closing of the transactions contemplated by the Receivables Contribution Agreement and the Heartland Purchase Agreement, the Class B Unit shall be issued to Heartland and Heartland shall be admitted to the Company as the sole Class B Member upon the execution and delivery by Heartland of a counterpart signature page to this Agreement in which Heartland accepts and agrees to be bound by all the provisions of this Agreement.

         D. Upon the closing of the transactions contemplated by the Receivables Contribution Agreement and the Heartland Purchase Agreement, the respective names, addresses, number and Class of Units and capital contributions of the Members shall be as set forth on Schedule A. Schedule A shall be amended from time to time to reflect any changes to the information set forth thereon.


         Section 2.2 No Additional Capital Contributions.

         A. Other than the contribution of the Receivables to the Company by Creditrust pursuant to the Receivables Contribution Agreement and Section 2.1, no Member shall be required to make any capital contributions to the Company or to lend any funds to the Company.


         B. Subject to the other provisions of this Agreement, the Board of Managers, on behalf of the Company, may from time to time seek and accept from one or more Members selected by the Board of Managers additional capital contributions of cash or in-kind contributions of property on such terms and subject to such conditions as may be determined by the Board of Managers in its sole discretion.


         Section 2.3 Additional Members.

         A. Except as provided in Section 5.1.B, no individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof ("Person") may be admitted to the Company as an additional or substitute Member without the prior approval of the Board of Managers and the prior written consent of the Class B Member.


         B. In addition to any other requirements set forth in this Agreement, no person shall be admitted to the Company as an additional or substitute Member unless and until such person has accepted and agreed to all the provisions of this Agreement by executing a counterpart signature page hereto or an amendment to this Agreement.

         Section 2.4 Issuance and Classification of Units.

         A. Each Member's ownership interest in the Company shall be represented by units of membership interest ("Units"). An unlimited number of Units are authorized. Units shall not be certificated. The Units shall be divided into two classes: "Class A Units" and a single "Class B Unit". Unless otherwise expressly provided in this Agreement to the contrary, (i) other than the Unit issued to Heartland as the single Class B Unit, all Units shall be classified as Class A Units, (ii) any reference to "Units" shall include Class A Units and the Class B Unit, (iii) each holder of one or more Class A Units shall be referred to herein as a "Class A Member" and Heartland, and any successor to its Class B Unit, shall be referred to as the "Class B Member" and (iv) any reference to "Members" or a "Member" shall include the Class A Members and the Class B Member.


         B. The Class B Unit is a unit of special ownership interest in the Company which shall entitle the holder thereof only to the rights and obligations expressly set forth in this Agreement. The following is a description (which is qualified in its entirety by the other provisions of this Agreement) of the particular distinctions and limitations applicable to the Class B Unit:


                  (i) The Class B Unit shall be issued to Heartland at the direction of Creditrust in accordance with the Heartland Purchase Agreement and the Receivables Contribution Agreement and Heartland shall have no obligation to make any Capital Contributions to the Company with respect to the Class B Unit issued to it.


                  (ii) The Class B Member shall have only the rights to receive distributions from the Company specified under Section 3.2.B and 3.5.


                  (iii) Except as expressly provided in this Agreement, the Class B Member shall not be entitled to participate in the business and affairs of the Company or to vote on any matters requiring the consent or approval of the Members.


                  (iv) The Class B Member shall have the right to select the Independent Manager (as defined below) of the Company pursuant to
         Section 4.2.A.


         Section 2.5 Capital Accounts.

         An individual capital account (the "Capital Account") shall be maintained for each Member. The Capital Account of a Member shall be increased by (a) the amount of cash or the agreed fair market value of any property contributed by such Member (net of any liabilities assumed by the Company and any liabilities to which such property is subject) and (b) the amount of all Profits (and any item thereof) allocated to such Member, and decreased by (c) the amount of all distributions to such Member and (d) the amount of all Losses (and any item thereof) allocated to such Member. The Capital Accounts shall be determined, maintained and adjusted in accordance with the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations issued thereunder, including the capital account maintenance rules in Treasury Regulations ss.1.704-(1)(b)(2)(iv).

         Section 2.6 General Rules Relating to Capital of the Company.

         A. No Member shall be personally liable for the return of the capital contributions of the Members, or any portion thereof, it being expressly understood that any such return of contributions shall be made solely from the Company assets.


         B. Except as expressly provided herein, no Member shall have the right to withdraw or receive a return of all or any part of such Member's capital contributions. No Member shall have any right to demand or receive property (other than cash) in return of capital contributions.


                                   ARTICLE III


                          ALLOCATIONS AND DISTRIBUTIONS


         Section 3.1 Certain Definitions for Article III.

         For purposes of this Article III, terms used with initial capital letters, which are not otherwise defined in the body of this Agreement, shall have the meanings given to them below:


                  Citibank Receivables Net Collections: with respect to the Citibank Receivables and any calendar month,


                           (i) all monies collected, received or otherwise
                  recovered with respect to the Citibank Receivables during such calendar month, including, without limitation, (a) collections from or on the account of obligors on the Citibank Receivables and (b) the proceeds, net of third-party costs and expenses, from any sale, exchange or other disposition of or financing (including a subsequent securitization) secured by the Citibank Receivables (but only so much of such net proceeds that are directly attributable to the Citibank receivables) in accordance with the terms of this Agreement or the Supplemental Servicing Agreement, less


                           (ii) any fees and compensation due in such calendar
                  month to unrelated third-party attorneys under fee or compensation arrangements that are contingent upon, and determined by reference to, amounts recovered in respect of the related Citibank Receivables.


         The Citibank Receivables Net Collections shall not be reduced by the amount of any servicing and disposition fees paid or payable to Creditrust under the Indenture or the Supplemental Servicing Agreement (as such terms are defined in Section 4.4 below).

                  Crossover Date: the date on which the aggregate amount of (i) all servicing and disposition fees paid to or retained by Creditrust with respect to the Citibank Receivables under the servicing agreement with Heartland prior to the acquisition of the Citibank Receivables by the Company, plus all servicing and disposition fees paid to Creditrust with respect to the Citibank Receivables under the Indenture or the Supplemental Servicing Agreement plus all distributions to Creditrust under Section 3.2.A (and all amounts retained by the Company for distribution to Creditrust under Section 3.2.A) with respect to the Citibank Receivables exceeds (ii) $15,371,354.50.


                  Profits or Losses: the taxable income or taxable loss of the Company for federal income tax purposes for each fiscal year taking into account all items of income, gain, loss, deduction and credit, subject to the following adjustments:


                           (i) Any income of the Company that is exempt from
                  federal income tax shall be added to such taxable income or loss.


                           (ii) Any expenditures of the Company described in
                  Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations ss.1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or loss.


         Section 3.2 Distributions Prior to Dissolution and Termination.

         The net cash proceeds from the issuance of the Receivables-Backed Notes not required to be retained by the Company under the Indenture or other documents and agreements entered into by the Company in connection with the Receivables-Backed Notes, may be distributed to the Class A Members at such times and in such amounts as may be determined by the Board of Managers in its discretion. Other than such distributions, the Company shall not make any distributions to its Members prior to the date on which the Receivables are released from all liens under the Indenture. From and after such date, but prior to the dissolution and termination of the Company, the Company shall make the following distributions to the Members:


         A. Class A Units. Cash not needed by the Company for the operation of its business or required to be distributed to the Class B Members under Section 3.2.B shall be distributed monthly to the Class A Members on or before the tenth day of each calendar month (or the next succeeding business day, if such tenth day is not a business day), with respect to net cash receipts of the Company for the preceding calendar month. All such distributions shall be made to the Class A Members in proportion to the number of Class A Units held by each. Unless otherwise prohibited under the terms of this Agreement or the Indenture, the Company may make in-kind distributions of property to the Class A Members of such property, at such times, in such amounts and on such terms as may be determined by the Board of Managers; provided, however, that no in-kind distributions shall be made of all or any portion of the Citibank Receivables without the prior written consent of the Class B Member.


         B. Class B Unit. From and after the Crossover Date, the Class B Member shall be entitled to receive a distribution of cash from the Company equal to 10.0% of all Citibank Receivables Net Collections; provided, however, that any distributions which would otherwise be required to be made to the Class B Member under this Section 3.2.B prior to the date on which the Citibank Receivables are released from the Indenture shall be deferred until the date on which the Citibank Receivables are released from the Indenture. Any amounts deferred under the preceding sentence shall cumulate and shall be distributed to the Class B Member, together with interest at the rate of 6% per annum from the date otherwise payable hereunder to the date actually paid, from any cash receipts of the Company prior to any distributions to the Class A Members under Section 3.2.A. Distributions to the Class B Member under this Section 3.2.B shall be made on or before the tenth day of each calendar month (or the next succeeding business day, if such tenth day is not a business day), with respect to Citibank Receivables Net Collections for the preceding calendar month.


         Section 3.3 Allocations of Profits and Losses.

         A. In General. After giving effect to the Regulatory Allocations provided under Section 3.3.B and the special allocations to the Class B Member under Section 3.3.C, Profits and Losses for each fiscal year (or other portion thereof) of the Company shall be allocated among the Class A Members in proportion to the number of Class A Units held by each.


         B. Regulatory Allocations. Notwithstanding any other provisions of this
Section 3.3, the special allocations provisions set forth on Schedule 3.3.B, which are hereby incorporated into this Section 3.3.B by this reference as if set forth in their entirety, shall apply prior to any other allocations of Profits and Losses (and any items of income, gain, loss or deduction).


         C. Special Allocation of Profits to Class B Members. Prior to any other allocations of Profits under Section 3.3.A, Profits shall be allocated to the Class B Member in each fiscal year (or other portion thereof) until the aggregate amount of Profits allocated to the Class B Member in the current and all prior fiscal years is equal to the cumulative amount of Citibank Receivables Net Collections (if any) distributed to the Class B Member for such fiscal year and all prior fiscal years in accordance with Section 3.2.B. The Class B Member shall not be allocated any Losses.


         Section 3.4 Allocation of Taxable Income and Taxable Loss.

         A. Except as otherwise provided herein, each item of taxable income, gain, loss, deduction, preference or recapture entering into the computation of Profits or Losses hereunder shall be allocated to each Member in the same proportion as Profits or Losses are allocated and in accordance with the provisions of Section 704(b) of the Code and the Treasury Regulations thereto.


         B. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company or with respect to which the value has been adjusted on the books of the Company shall, for tax purposes (but not for purposes of maintaining the Members' respective Capital Accounts), be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value using such method as may be selected by the Board of Managers.


         C. Allocations pursuant to this Section 3.4 are for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.


         Section 3.5 Distributions Upon Dissolution and Termination

         Upon the dissolution and termination of the Company, the assets remaining after satisfaction (whether by payment or by establishment of reserves therefor) of creditors shall be distributed to the Members in accordance with the provisions of Section 3.3.


                                   ARTICLE IV


                           MANAGEMENT OF BUSINESS AND
                             AFFAIRS OF THE COMPANY


         Section 4.1 Management of Business and Affairs of the Company.

         A. The exclusive authority to manage, control and operate the Company shall be vested in the Board of Managers of the Company, consisting of individuals, who need not be members, elected by the members as Managers in accordance with the Certificate of Formation and the Limited Liability Company Agreement of the Company. The number of Managers of the Company shall be three
(3), which number may not be increased or decreased. One of the Managers shall be an Independent Manager. As used herein, an "Independent Manager" shall be an individual (a) who is not (i) a manager, director, officer, consultant, agent, employee, customer or supplier of any Affiliate (as defined below) of the Company, (ii) a natural person related to any manager, director, officer, consultant, agent or employee of any Affiliate of the Company, (iii) a holder (directly or indirectly) of any voting securities of any Affiliate of the Company, or (iv) a natural person related to a holder (directly or indirectly) of any voting securities of any Affiliate of the Company and (b) who has (A) prior experience as an independent director for a corporation or similar entity whose organic documents require the unanimous written consent of all independent directors or managers thereof before such entity could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, and (B) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. In the event that the Independent Manager resigns, or such position is otherwise vacated, no action requiring the unanimous affirmative vote of the Board of Managers shall be taken until a successor Independent Manager is elected and approves such action. No Independent Manager shall be a trustee in bankruptcy for the Company or any affiliate of the Company or any significant customer of or supplier to the Company.


         The names of the Managers who will serve until the first annual meeting and until successor(s) are elected and qualify are as follows:

                                Joseph K. Rensin
                                  John L. Davis
                Andrew L. Stidd (the initial Independent Manager)


At all times after the Class B Unit has been issued, the Class B Member shall have the sole right to remove the Independent Manager and to elect a successor Independent Manager in accordance with the provisions hereof. Except for such right and any other rights to consent to or approve of actions and decisions of the Company expressly provided for in this Agreement, the Class B Member shall not be entitled to vote on any matter submitted to a vote by the Members.


         B. For purposes of carrying out the business of the Company, the Members hereby adopt as the By-Laws of the Company the By-Laws attached hereto as Exhibit C and incorporated by this reference as if set forth fully herein (the "By-Laws").


         C. The Board of Managers shall appoint Officers of the Company for the purpose of managing the day-to-day operations of the Company, who shall be elected and shall have the powers as set forth in the By-Laws. The names of the initial Officers initially serving the Company and the capacities in which they serve are as follows:


                  Name                              Office(s)
                 -----                              ---------
                  Joseph K. Rensin                 President


                  Richard J. Palmer                Vice President and Treasurer


                  John L. Davis                    Secretary


         D. Notwithstanding the general grant of authority to the Board of Managers under the foregoing provisions of this Section 4.1, the Managers shall cause the Company:


                  (1) To maintain books and records separate from any other person or entity;


                  (2) To maintain its bank accounts separate from any other person or entity;


                  (3) Not to commingle its assets with those of any other person or entity and to hold all of its assets in its own name;


                  (4) To conduct its own business in its own name;


                  (5) To maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity and to cause such financial statements to be prepared in accordance with generally accepted accounting principles;


                  (6) To pay its own liabilities and expenses only out of its own funds;


                  (7) To observe all corporate and other organizational formalities;


                  (8) To maintain an arm's length relationship with its Affiliates and to enter into transactions with Affiliates only on a commercially reasonable basis;


                  (9) Not to assume, guarantee or become obligated for the debts of any other entity or person;


                  (10) To allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including paying for office space and services performed by any employee of an Affiliate;


                  (11) To use separate stationery, invoices, and checks bearing its own name;


                  (12) To hold itself out as a separate entity;


                  (13) To correct any known misunderstanding regarding its separate identity;


                  (14) Not to guaranty or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

                  (15) Except in connection with the Receivables-Backed Notes, not to pledge the Receivables or any of its other assets for its benefit or the benefit of any other entity;


                  (16) Not to incur or assume any indebtedness except for such indebtedness that may be incurred by the Company in connection with the issuance of Receivables-Backed Notes;


                  (17) To cause any of the Company's financial statements which are consolidated with those of Creditrust to contain footnotes or other disclosures which describe the Company's business and otherwise inform Creditrust's creditors that the Company is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders and therefore to any creditors of Creditrust or any of its Affiliates; and


                  (18) Take such other actions to ensure that the factual assumptions set forth in, and forming the basis of the legal opinions of Piper & Marbury L.L.P., counsel to Creditrust, which have or are expected to be issued in connection transactions contemplated by the Indenture and relating to the issues of substantive consolidation and true sale of the Receivables are true and correct at all times.


         E. Notwithstanding anything to the contrary set forth in the Certificate of Formation or this Agreement, the unanimous consent of all of the Managers (including the Independent Manager) shall be required for the Company to:


                  (1) File or consent to a voluntary petition or otherwise initiate proceedings for the Company to be adjudicated bankrupt or insolvent or seeking an order for relief as a debtor under the Bankruptcy Code or file or consent to the filing of, or cause the filing of, any petition seeking any composition, bankruptcy, reorganization, readjustment, liquidation, dissolution or similar relief for the Company under any applicable state or federal bankruptcy laws or any other present or future applicable federal, state or other statue or law relative to bankruptcy, insolvency or other relief for debtors; or seek or consent to the appointment of a trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Company or of all or any substantial part of the properties and assets of the Company to make or consent to any general assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action; or


                  (2) Dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey, sell or transfer its properties or assets substantially as an entirety to any entity; provided, that the foregoing shall not be construed as limiting the ability of the Company to make distributions to its members in accordance with this Agreement; or


                  (3) Incur or assume any indebtedness for borrowed money except Receivables-Backed Notes; or


                  (4) Acquire any Receivables, other than the Receivables acquired in connection with the issuance of the Receivables-Backed Notes and the transactions contemplated by the Indenture.


When voting on whether the Company will take any action described in this
Section 4.1.E, each Manager shall owe its primary fiduciary duty or other obligation to the company (including, without limitation, the Company's creditors) and not to the members (except to the extent as may specifically be required by applicable law). Every Member of the Company shall be deemed to have consented to the foregoing provisions of this Section 4.1.E, specifically and without limitation, the waiver of his, her or its right to cause a dissolution of the Company under applicable law by virtue of such Member's acquisition of Units of the Company and admission to the Company as a Member.


Notwithstanding the foregoing and so long as any Receivables-Backed Notes remain outstanding and/or any Note Insurer Obligations (as such term is defined in the Indenture) remain outstanding, the Managers shall have no authority to take any action enumerated in this Section 4.1.E without the written consent of the Note Insurer (as such term is defined in the Indenture), or, after the occurrence of an Insurer-Default (as such term is defined in the Indenture) the written consent of a majority (determined in accordance with relative outstanding principal balances) of the holders of the outstanding Receivables-Backed Notes.


         Section 4.2. Special Rights and Approvals of Class B Member.

         A. The Class B Member shall have the sole right to elect, remove and replace the Independent Manager.


         B. In addition to any other limitations set forth in Section 4.1 hereof, the Company shall have no authority to, and shall not, take any of the following actions without the prior written consent of the Class B Member:


                  (i)      Take any action enumerated in Section 4.1.E;


                  (ii) Issue additional Units to any Person or, except for any substitute Member admitted pursuant to Section 5.1.B, admit any Person as an additional Member;

                  (iii) Except for the contracts and agreements expressly authorized under this Agreement, enter into any contract or agreement with any (i) stockholder, partner, member, director, manager, officer, agent or employee of Creditrust or (ii) other Person that directly or indirectly controls, is controlled by, or is under common control with Creditrust (an "Affiliate");


                  (iv) Sell, transfer, exchange, convey, distribute or otherwise dispose of any or all of the Company's right, title or interest in the Citibank Receivables to Creditrust or an Affiliate thereof;


                  (v) Make any decisions required or permitted to be made by the Company under or enforce any of the Company's rights under the Supplemental Servicing Agreement (as defined in Section 4.4); or

                  (vi) Amend or terminate the Certificate of Formation, Supplemental Servicing Agreement (as defined below) or Receivables Contribution Agreement, or, except as provided in Section 8.5, this Agreement.


         C. The Independent Manager shall be vested with the sole and exclusive authority, independent of any other Managers or Officers of the Company, (i) to direct the Company in making any decisions required or permitted to be made by the Company under or enforcing any of the Company's rights under the Supplemental Servicing Agreement and (ii) upon the termination of the Supplemental Servicing Agreement in accordance with its terms, to select and engage a successor servicer for the Citibank Receivables, for such compensation, on such terms conditions and subject to such conditions as may be determined by the Independent Manager in the exercise of his reasonable discretion.


         Section 4.3 Approval of Certain Agreements and Transactions

         A. Each Member, by its execution or acceptance of this Agreement, hereby ratifies and approves the execution and delivery by the Company of, and the performance of the obligations of the Company under, the following documents and agreements that are to be executed and delivered concurrently with the closing of the transactions contemplated by the Receivables Contribution
Agreement:


         (i) the Receivables Contribution Agreement;


         (ii) the Indenture and Servicing Agreement by and among the Company, as Issuer, Creditrust, as Servicer, and the trustee named therein substantially in the form attached hereto as Exhibit D (the "Indenture"), relating to, among other things, the transfer of the Receivables to the trustee named therein as security for the obligations of the Company under the Receivables-Backed

Notes and the servicing of the Receivables by Creditrust during the term that the Receivables are subject to the Indenture;


                  (iii) separate purchase agreements with the purchasers of the Receivables-Backed Notes on such terms as may be determined by the Board of Managers and Officers of the Company;


                  (iv) the Servicing Agreement to be entered into by and between the Company and Creditrust Corporation substantially in the form attached hereto as Exhibit E (the "Supplemental Servicing Agreement"), relating to the servicing of the Citibank Receivables after the Citibank Receivables have been released from the Indenture.


         B. Each Member, by its execution or acceptance of this Agreement, hereby authorizes and directs the Company to borrow money on the terms set forth in the Indenture, to issue the Receivables-Backed Notes to evidence such indebtedness and, in connection therewith, transfer the Receivables to the trustee in accordance with the terms of the Indenture.


         Section 4.4 No Participation of Members in Business and Affairs of the Company.

         No Member, in its capacity as such, shall have any authority or right to act for or bind the Company or to participate in or have any control over Company business, except for such rights to consent to or approve of the actions and decisions of the Board of Managers as are expressly provided for in this Agreement or the Certificate of Formation.


         Section 4.5 Other Businesses of Members; Covenants Regarding Noncompetition and Nondisclosure.

         A. Any Member and any Affiliate of any Member may engage in or possess an interest in other business ventures of any nature or description independently or with others, and neither the Company nor any Member shall have any rights in or to such independent ventures or the income or profits derived therefrom, and such activities shall not be construed as a breach of any duty of loyalty or other duty to the other Members or the Company.


         B. Each Class B Member, by its execution or acceptance of this Agreement, (i) acknowledges that it may obtain information relating to the Company and Creditrust that is of a confidential and proprietary nature ("Proprietary Information"), including, but is not limited to, non-public trade secrets, invention techniques, processes, programs, schematics, software source documents, data, and financial information and (ii) agrees at all times, both during the period in which it is a Member and for a period of three (3) years after the complete termination of its interest in the Company as a Class B Member for any reason (including the dissolution and termination of the Company), keep in trust and confidence all such Proprietary Information, and shall not use such Proprietary Information other than in connection with the ownership of its Class B Units in accordance with the terms of this Agreement, nor shall any Class B Member disclose any such Proprietary Information of the Company or Creditrust without the written consent of Creditrust unless legally required to disclose such information. Each Class B Member further agrees to immediately return all Proprietary Information of the Company and Creditrust (including copies thereof) in its possession, custody, or control upon the complete termination of its interest in the Company as a Class B Member for any reason.


         C. Each Class B Member acknowledges and agrees that since a remedy at law for any breach or attempted breach of the restrictive covenants of this
Section 4.5 shall be inadequate, the non-breaching party shall have the right to enforce the provisions of this Section 4.5 by an action for specific performance and injunctive or other equitable relief, filed in any court of competent jurisdiction in the State of Delaware, without the necessity of proving actual damages, in case of any such breach or attempted breach, in addition to whatever other remedies may exist at law. The parties also waive any requirement for securing or posting any bond in connection with obtaining any such injunctive or other equitable relief. The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of agreements similar to those contained in Section
4.5. It is the intention of the parties that the provisions of this Section 4.5 shall be enforced to the fullest extent permissible under the laws and public policies of the State of Delaware or any other jurisdiction in which enforcement may be sought. In the event that this Section 4.5 shall be determined to be invalid or unenforceable, either in whole or in part, Section 4.5 shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Section 4.5 in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.


         Section 4.6       Indemnification.

         A. The Company shall indemnify (i) its Managers and Officers to the fullest extent permitted or authorized by the laws of the State of Delaware now or hereafter in force applied as if the Company were a Delaware corporation, including (without limitation) the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents of the Company to such extent as shall be authorized by the Board of Managers and is permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Managers may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Certificate of Formation or this Agreement or repeal of any of the provisions thereof shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. The indemnification shall (x) be payable solely from the assets of the Company and no Member shall have any personal or corporate liability therefor and (y) be expressly subordinate to any obligations of the Company on or with respect to the Receivables-Backed Notes and/or the Note Insurer Obligations (as such term is defined in the Indenture) and the distributions to the Class B Member set forth in Section 3.2 hereof.


         B. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no Manager or Officer of the Company shall be personally liable to the Company or any Members for money damages. No amendment of the Certificate of Formation or this Agreement, or repeal of any of their respective provisions shall limit or eliminate the limitation on liability provided to Managers and Officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.


                                    ARTICLE V


                     RESTRICTIONS ON TRANSFERS OF UNITS AND
                             WITHDRAWALS BY MEMBERS


         Section 5.1 Transfer of Units.

         A. Except as provided in this Section 5.1, (i) no Member shall endorse, sell, give, assign, transfer or otherwise dispose of, voluntarily or involuntarily or by operation of law (hereinafter referred to as "Transfer") all or any part of such Member's Units without the prior written consent of the Board of Managers and each other Member and (ii) prior to the date on which all Receivables-Backed Notes and all Note Insurer Obligations (as such term is defined in the Indenture) have been satisfied in full, Creditrust shall not Transfer any of its Class A Units without the prior written consent of the Note Insurer (as such term is defined in the Indenture), or, after the occurrence of an Insurer-Default (as such term is defined in the Indenture) the prior written consent of a majority (determined in accordance with relative outstanding principal balances) of the holders of the Receivables Backed Notes. .


         B. Any Member may sell or assign (for any consideration or no consideration) all of its Units to an Affiliate of the Member that (i) holds 100% of the ownership and effective control over the Member, (ii) 100% of the ownership and effective control over which is held by the transferring Member or
(iii) is under common 100% control with the transferring Member. A permitted transferee of a Member under this Section 5.1.B shall be admitted to the Company as a substitute Member with respect to the Units transferred to it upon the satisfaction of all of the following conditions:


                  (i) an executed or authenticated copy of the written instrument of assignment or Transfer is delivered to the Company;

                  (ii) the transferor Member grants to the transferee the right to be admitted to the Company as a substitute Member;


                  (iii) the transferee agrees to be bound by all of the terms of this Agreement by executing a counterpart signature page to this Agreement; and


                  (iv) the Units acquired by the transferee consist of all the Units of the transferor Member in the Company.


                  Section 5.2 Additional Restrictions on Transfers

         A. The Units described in this Agreement have not been registered under the Securities Act of 1933, as amended (the "1933 Act") or under the securities laws of the State of Delaware or any other jurisdiction (the "State Acts"). Consequently, in addition to any and all other restrictions on transferability set forth herein, the Units may not be sold, assigned, pledged, hypothecated or otherwise disposed of or Transferred, except in accordance with the provisions of the 1933 Act and the State Acts.


         B. In addition to any and all other restrictions on Transfers set forth herein, no Units may be sold, assigned, pledged, hypothecated or otherwise disposed of if such Transfer would cause or result in a default under the Indenture.


         Section 5.3       No Right of Withdrawal.

         No Member shall have any right to withdraw from the Company as a Member without the prior consent of the Board of Managers and the prior written consent of each other Member.


         Section 5.4 Effect of Bankruptcy, Dissolution, Liquidation or
                     Termination of a Member.

         The bankruptcy, dissolution, liquidation or termination of a Member shall not cause a termination or dissolution of the Company, and the business of the Company shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee or conservator of such Member shall have only the rights of an assignee of the Units of the former Member for the purpose of settling or managing the former Member's estate or property. The Transfer by such trustee, receiver, executor, administrator, committee or conservator of any Unit shall be subject to all of the restrictions hereunder to which such Transfer would have been subject if such Transfer had been made by the bankrupt, dissolved, liquidated or terminated Member.


         Section 5.5       Automatic Redemption of Class B Unit.

         A. Upon the first to occur of (i) August 6, 2002 and (ii) 60 days following the date on which the Company no longer holds any of the Citibank Receivables, the Class B Unit shall, without the requirement of any further action by the Company or any other

Member and simultaneously with the occurrence of any such event, automatically be redeemed by the Company and the Class B Member shall be deemed to have withdrawn from the Company as a Member thereof, provided, however, that such redemption shall in no event occur prior to the date that is 60 days following the date on which all Receivables-Backed Notes and all Note Insurer Obligations (as such term is defined in the Indenture) have been satisfied in full. Upon such redemption, (i) the Class B Member shall be entitled to receive from the Company, in redemption of its Class B Unit, cash equal to the greater of one hundred dollars ($100.00) or 10% of the fair market value of the Citibank Receivables and (ii) the Class B Member shall have no further rights or interests in the Company or under this Agreement whatsoever, other than as an unsecured creditor with respect to the purchase price payable to it in redemption of its Class B Unit.


         B. For purposes of this Section 5.5, the fair market value of the Citibank Receivables shall be the amount agreed upon by the Class B Member and representatives of the Company in writing during the 60-day period ending on August 6, 2002; provided, however, that if the Class B Member and the Company are unable in good faith to agree on the fair market value of the Cititbank Receivables within such 60-day period, the fair market value of the Citibank Receivables shall be determined by an independent appraiser mutually acceptable to the Company and the Class B Member; provided further, however, that if the Company and the Class B Member are unable to agree on an independent appraiser within 10 business days after August 6, 2002, the fair market value of the Citibank Receivables shall equal the average of three appraisals, one selected by the Company, one by the Class B Member and one selected by the other two appraisers. The fair market value of the Citibank Receivables as so determined shall be final and binding on the parties. Each appraiser selected hereunder shall have significant experience in valuing financial assets substantially similar to the Receivables. The costs and fees payable to any appraisers retained in connection with this Section 5.5.B shall be borne by the party selecting such appraiser (i.e, by the Company and the Class B Member), other than the costs and fees payable to an appraiser jointly selected by the Company and the Class B Member or selected by the other two appraisers selected by the Company and the Class B Member.


                                   ARTICLE VI


                           DISSOLUTION OF THE COMPANY


         Section 6.1 Dissolution

         A. The Company shall not dissolve and terminate prior to the date that is one year and one day after the date on which all Receivables-Backed Notes and all Note Insurer Obligations (as such term is defined in the Indenture) have been satisfied in full. At any time thereafter, the Company may be dissolved upon the unanimous consent of all Managers (including the Independent Manager) to dissolve and terminate the Company, together with the prior written consent of the Class B Member.

         B. The Company shall not be dissolved upon a person ceasing to be a Member, including the occurrence, with respect to any Member, of any of the events specified under Section 18-801(b) of the LLC Act.


         Section 6.2 Liquidation and Termination.

         A. Upon the dissolution of the Company, the Officers and Managers of the Company shall cause the Company to liquidate by converting the assets of the Company to cash or its equivalent and arranging for the affairs of the Company to be wound up with reasonable speed but with a view towards obtaining fair value for Company assets, and, after satisfaction (whether by payment or by establishment of reserves therefor) of creditors shall distribute the remaining assets to and among the Members in accordance with the provisions of Section 3.5 hereof.


         B. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and such Member's capital contribution thereto and share of profits, gains and Losses thereof and shall have no recourse therefor (upon dissolution or otherwise) against any other Member.


                                   ARTICLE VII


                         BOOKS AND RECORDS; ACCOUNTING,
                               TAX ELECTIONS, ETC.


         Section 7.1 Books, Records and Reports.

         A. The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Members and Board of Managers and of any executive or other committee when exercising any of the powers of the Board of Managers. The books and records of the Company may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction. The original or a certified copy of this Agreement shall be kept at the principal office of the Company. The books and records of the Company shall be maintained by the Secretary of the Company and shall be available for examination by any Member, or its duly authorized representatives, during regular business hours.


         B. The President or chief financial officer shall prepare or cause to be prepared and shall furnish to the Members within ninety (90) days of the end of each fiscal year (i) a balance sheet and report of the receipts, disbursements, Profits or Loss of the Company, and each Member's share of such items for the fiscal year, and (ii) information sufficient for the Members to report their respective shares of the profits and losses of the Company for income tax purposes. The cost of such financial and tax reports shall be an expense of the Company.

         Section 7.2 Bank Accounts Checks, Drafts, Etc.

         The bank accounts of the Company shall be maintained in accounts in the name of and under the tax identification number for the Company in such banking institutions as the Managers shall determine. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, shall be signed by such Officers as may be authorized by the Board of Managers from time to time.


         Section 7.3 Fiscal Year; Methods of Accounting.

         The fiscal year of the Company shall be the year ending December 31, unless otherwise determined by the Board of Managers. The method of accounting to be used in keeping the books of the Company shall be determined by the Board of Managers in accordance with applicable law.


         Section 7.4. Tax Matters Partner.

         If, at any time, the Company has more than one Member and is required to identify one of the Members as the "Tax Matters Partner" of the Company for federal income tax purposes, Creditrust shall be designated as the Tax Matters Partner. If the Company receives from the Internal Revenue Service a Final Company Administration Adjustment pursuant to Section 6223 of Code, the Tax Matters Partner agrees to notify the Members of such receipt within ten (10) days thereof. If it is determined to seek judicial review of such IRS action pursuant to Section 6226 of Code, then the Tax Matters Partner shall select the judicial forum for such review in accordance with the recommendation of counsel.


                                  ARTICLE VIII


                               GENERAL PROVISIONS


         Section 8.1 Binding Provisions.

         The covenants and agreements contained herein shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.


         Section 8.2 Separability of Provisions.

         Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provisions of this Agreement.

         Section 8.3 Rules of Construction.

         Unless the context clearly indicates to the contrary, the following rules apply to the construction of this Agreement:


                  (i) References to the singular include the plural, and references to the plural include the singular.


                  (ii) Words of the masculine gender include correlative words of the feminine and neuter genders.


                  (iii) The headings or captions used in this Agreement are for convenience of reference and do not constitute a part of this Agreement, nor affect its meaning, construction, or effect.


                  (iv) References to a person include any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.


                  (v) Any reference in this Agreement to a particular "Article," "Section" or other subdivision shall be to such Article, Section or subdivision of this Agreement unless the context shall otherwise require.


                  (vi) Any use of the word "including" in this Agreement shall not be construed as limiting the phrase so modified to the particular items or actions enumerated.


                  (vii) When any reference is made in this document or any of the schedules or exhibits attached to the Agreement, it shall mean this Agreement, together with all other schedules and exhibits attached hereto, as though one document.


         Section 8.4 Applicable Law.

         This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law principles.


         Section 8.5 Entire Agreement; Amendments.

         A. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.


         B. This Agreement and the Certificate of Formation may be modified or amended only pursuant to a written amendment adopted by the Board of Managers and approved by Members holding a majority of the Class A Units; provided, however, no amendment shall be effective with respect to the rights or obligations of the Class B Member without its prior written consent. Once an amendment to this Agreement and/or the Certificate of Formation has been adopted as provided in this Section 8.5, the proper Officers of the Company shall authorize the preparation and filing, if necessary, of a written amendment to this Agreement and/or the Certificate of Formation, as applicable.


         C. Notwithstanding the foregoing, so long as any Receivables-Backed Notes are outstanding and/or any Note Insurer Obligations (as such term is defined in the Indenture) remain outstanding, neither this Agreement nor the Certificate of Formation may be modified or amended without the prior consent of the Note Insurer (as such term is defined in the Indenture), or, after the occurrence of an Insurer-Default (as such term is defined in the Indenture) the written consent of a majority (determined in accordance with relative outstanding principal balances) of the holders of the Receivables Backed Notes. Each Member and Manager agrees that it shall not cause or permit any action to be taken to amend this Agreement or the Certificate of Formation in contravention of this Section 8.5.C.


         Section 8.6 Covenant of Members Regarding Bankruptcy Petition.

         Each Member hereby covenants and agrees, for itself and its Affiliates, that prior to the date that is one year and one day after the date on which all Receivables-Backed Notes and all Note Insurer Obligations (as such term is defined in the Indenture) have been satisfied in full, the Member shall not, directly or indirectly, file or consent to a voluntary petition or otherwise initiate proceedings for the Company to be adjudicated bankrupt or insolvent or seeking an order for relief as a debtor under the Bankruptcy Code or file or consent to the filing of, or cause the filing of, any petition seeking any composition, bankruptcy, reorganization, readjustment, liquidation, dissolution or similar relief for the Company under any applicable state or federal bankruptcy laws or any other present or future applicable federal, state or other statue or law relative to bankruptcy, insolvency or other relief for debtors.


         Section 8.7 Counterparts.

         This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart. Any counterpart hereof signed by a party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original hereof to prove the contents hereof.


                        [ signature appear on next page ]

         IN WITNESS WHEREOF, the undersigned has caused this Limited Liability Company Agreement of Creditrust SPV2, LLC to be executed as of the year and date first above written.


WITNESS:                                   MEMBER:
--------                                   -------
                                           CREDITRUST CORPORATION



/s/ Steven M. Sharkey                      By: /s/ Joseph K. Rensin
-------------------------------               ---------------------------------
                                              Joseph K. Rensin
                                               President


-------------------------------------------------------------------------------


IDENTIFICATION OF SCHEDULES AND EXHIBITS
----------------------------------------


Schedules

         A                 Names, Addresses, Units and Capital Contributions of Members

Exhibits

         A                 Form of Receivables Contribution Agreement
         B                 Certificate of Formation
         C                 By-Laws
         D                 Form of Indenture
         E                 Form of Supplemental Servicing Agreement


                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              CREDITRUST SPV2, LLC

          Names, Addresses, Units and Capital Contributions of Members
                                   Schedule A



        ------------------------------------- ------------------------------------ -------------------------

          Name and Address                            Capital Contributions                  Units
        ------------------------------------- ------------------------------------ -------------------------
          Creditrust Corporation                Receivables pursuant to              100 Class A Units
          7000 Security Boulevard               Receivables Contribution
          Baltimore, Maryland  21244            Agreement
        ------------------------------------- ------------------------------------ -------------------------
        ------------------------------------- ------------------------------------ -------------------------
                                                NA
          Heartland Bank                                                             1 Class B Unit


        ------------------------------------- ------------------------------------ -------------------------

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              CREDITRUST SPV2, LLC


                           COUNTERPART SIGNATURE PAGE



         The undersigned intending to be admitted to Creditrust SPV2, a Delaware limited liability company (the "Company"), as the Class B Member thereof and to accept and agree to be bound by all the terms and provisions of the Limited Liability Company Agreement of the Company dated as of June 17, 1998, does hereby cause this Counterpart Signature Page to be executed, acknowledged and delivered by the undersigned authorized person in its name and on its behalf.

WITNESS:                      MEMBER:


                              HEARTLAND BANK



/s/ Andrew Love               By: /s/ William I. Peters, Jr.           (SEAL)
-------------------              ----------------------------------------
                              Name:  William I. Peters, Jr.
                              Title: Vice President

                              Dated:
                                    ----------------------

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              CREDITRUST SPV2, LLC


                             Regulatory Allocations
                                 Schedule 3.3.B


1.       Additional Definitions.

         The defined terms used in this Schedule 3.3.B shall have the following meanings and other terms not defined herein shall have meanings specified in the Limited Liability Company Agreement to which this Schedule 3.3.B is attached:


                  Company Minimum Gain: has the same meaning as the term "partnership minimum gain" in Treasury Regulations ss.1.704-2(b)(2), as determined under Treasury Regulations ss.1.704-2(d).


                  Member Nonrecourse Debt: has the same meaning as the term "partner nonrecourse debt" in Treasury Regulations ss.1.704-2(b)(4).


                  Member Nonrecourse Debt Minimum Gain: any amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations ss.1.704-2(i)(3).


                  Member Nonrecourse Deductions: has the same meaning as the term "partner nonrecourse deductions" in Treasury Regulations ss.ss.1.704-2(i)(1) and 1.704-2(i)(2).


                  Nonrecourse Deductions: has the meaning set forth in Treasury Regulations ss.1.704-2(b)(1).


                  Nonrecourse Liability: has the meaning set forth in Treasury Regulations ss.1.704-2(b)(3) of the Treasury Regulations.

2.       Regulatory Allocations.

         Prior to any other allocations under Section 3.3, the following special allocations shall be made in the following order:


         A. Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Section 3.3, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such

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


fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations ss.1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j)
(2) of the Treasury Regulations. This Paragraph A is intended to comply with the minimum gain charge back requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.


         B. Member Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(i) (4) of the Treasury Regulations, notwithstanding any other provision of Section 3.3, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
Section 1.704-2(i) (5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Treasury Regulations ss.1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Treasury Regulations. This Paragraph B is intended to comply with the minimum gain charge back requirement in Section 1.704-2(i) (4) of the Treasury Regulations and shall be interpreted consistently therewith.


         C. Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Treasury Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Paragraph C shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 3.3 have been tentatively made as if this Paragraph C were not in the Agreement.


         D. Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any fiscal year which is in excess of the amount such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Paragraph D shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such amount after all other allocations provided for in Section 3.3 have been made as if Paragraph C and this Paragraph D were not in the Agreement.


         E. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be allocated to the Members in proportion to the respective number of Units held by each.


         F. Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations ss.1.704-2(i) (1).


         G. Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations ss.1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations ss.1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations ss.1.704-1(b)(2)(iv)(m)(4) applies.


         H. Curative Allocations. The allocations set forth in this Schedule 3.3.B (collectively, the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Paragraph H. Therefore, notwithstanding any other provision of Section 3.3 (other than the Regulatory Allocations), the Management Committee shall make or cause the Company to make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 3.3 (other than this Schedule 3.3.B.)


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